EXHIBIT 3(i)(a)

STATE of FLORIDA

LOGO

Department of State


I certify the attached is a true and correct copy of the Articles of Incorporation of B. TWELVE, INC., a Florida corporation, filed on March 5, 1999, as shown by the records of this office.

The document number of this corporation is P99000022237.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capitol, this the
Tenth day of March, 1999

SEAL

/s/ Katherine Harris
Katherine Harris
Secretary of State


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                           ARTICLES OF INCORPORATION
                                       OF
                                B. TWELVE, INC.


         The undersigned, for the purpose of forming a corporation under the Florida General Corporation Act, herby adopt the following articles of incorporation:

                                  ARTICLE ONE

         The name of this corporation is B. TWELVE, INC.

                                  ARTICLE TWO

         The corporation is to have perpetual existence.

                                 ARTICLE THREE

         This Corporation may engage in any activity or business permitted under the Laws of the State of Florida and shall enjoy all the rights and privileges of a corporation granted by the laws of the State of Florida.

                                  ARTICLE FOUR

         4.01 The aggregate number of shares which the corporation shall have the authority to issue is 1,000, all of which shall be common shares with a par value of $1.00 per share.

         4.02 The minimum amount of paid-in capital with which the corporation shall begin business shall be not less than One Thousand Dollars ($1,000.00).

                                  ARTICLE FIVE

         5.01 The street address of the initial corporate office of the corporation is 701 Northpoint Parkway, Suite 330, West Palm Beach, Florida 33407.

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         5.02 The name and address of the initial Registered Agent for this corporation to accept service of process within the State of Florida is Michael
S. Singer, Esquire, 701 Northpoint Parkway, Suite 330, West Palm Beach, Florida 33407.

                                  ARTICLE SIX

         6.01 The name and address of the incorporator of this corporation is Michael S. Singer, Esquire, 701 Northpoint Parkway, Suite 330, West Palm Beach, Florida 33407.

         6.02 Said incorporator is over the age of eighteen (18) years; is sui juris, and is a citizen of the United States.

                                 ARTICLE SEVEN

         7.01 One (1) director shall constitute the initial Board of Directors of the corporation, but the Bylaws may provide for such increase or decrease in number thereof as is authorized by law.

         7.02 The name and address of the members of the first Board of Directors are:

Name                   Address
----                   -------

Michael S. Singer      701 Northpoint Parkway
                       Suite 330
                       West Palm Beach, FL  33407

                                 ARTICLE EIGHT

         Nothing in these articles of incorporation shall be taken to limit the power of this corporation.

                                  ARTICLE NINE

         The effective date of this corporation shall be the filing date of these Articles of Incorporation.

         IN WITNESS WHEREOF, the undersigned has made and subscribed these articles of incorporation this 27 day of March, 1999.


                              By /s/ Michael S. Singer
                                 ---------------------
                              MICHAEL S. SINGER
                              Incorporator

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STATE OF FLORIDA
COUNTY OF PALM BEACH

         Before me, the undersigned authority, personally appeared MICHAEL S. SINGER, to me to be the person described in and who subscribed the above and foregoing Articles of Incorporation; and who acknowledged that he made and subscribed the same for the purposes and uses set forth therein.


         IN WITNESS WHEREOF, I have set my hand and affixed my official seal in the above-named County and State this 3rd day of March, 1999.

                                   /s/ Patti K. Babka
                                   ------------------
                                   Notary Public


                                   My Commission Expires: November 3, 2002
                                                    SEAL

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